UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report is incorporated by reference in response to this Item 2.03.

Item 8.01.	Other Events.

Press Releases Regarding Note Offering

On July 19, 2018, pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), BGC Partners, Inc. (“BGC Partners,” “BGC” or the “Company”) issued a press release announcing the pricing of its private offering of $450 million aggregate principal amount of 5.375% senior notes due 2023 (the “5.375% Notes”). The 5.375% Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Earlier on July 19, 2018, pursuant to Rule 135c under the Securities Act, the Company had issued a press release announcing the commencement of a private offering of senior unsecured notes, which resulted in the placement of the 5.375% Notes.

Copies of the press release relating to the commencement of the offering and the press release regarding the pricing of such offering are attached to this Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

Nothing in this filing or the attached press releases shall constitute an offer to sell or a solicitation of an offer to purchase any notes.

Drawdown of Credit Facilities, Repayment of GFI Notes and Repayment of Borrowings

On July 18, 2018, the Company drew down the remaining $120 million from its senior credit facility with Cantor Fitzgerald, L.P. and the remaining $82.85 million from its senior revolving credit facility with Bank of America, N.A., as administrative agent, and a syndicate of lenders, at current interest rates of LIBOR plus 3.25% and 2.25%, respectively (the $120 million and the $82.85 million collectively, the “short-term borrowings”).

The Company used the short-term borrowings, together with cash on hand, to repay in full at maturity the outstanding balance of $240 million in aggregate principal amount plus any accrued and unpaid interest payable on its 8.375% Senior Notes due July 19, 2018, which were issued by the Company’s wholly owned subsidiary, GFI Group Inc. (“GFI”), and guaranteed by the Company as part of its acquisition of GFI.

The Company intends to use the net proceeds from the sale of the 5.375% Notes to repay in full the short-term borrowings. Additional net proceeds will be used for general corporate purposes, which may include redemptions of the Company’s 8.125% Senior Notes due 2042.

Discussion of Forward-Looking Statements About BGC Partners

Statements in this report and in the attached press release regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit Number	Description

99.1	BGC Partners, Inc. press release dated July 19, 2018

99.2	BGC Partners, Inc. press release dated July 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: July 20, 2018	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated July 18, 2018, regarding press releases announcing the commencement and pricing of the Company’s senior notes offering, drawdowns on certain credit facilities, and repayment of the 8.375% Senior Notes.]